Exhibit 10.55

AMENDMENT TO PARTICIPATION AGREEMENT
[OCS-G 22738, South Timbalier Area, Block 75]

THIS AGREEMENT is entered into by and between Republic Exploration LLC (“REX”), a Delaware limited liability company whose address is 3700 Buffalo Speedway, Suite 925, Houston, TX, 77098, and Contango Operators, Inc. (“COI”), a Delaware Corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, TX, 77098. REX and COI are hereinafter each individually referred to as “Party” and collectively referred to as the “Parties”.

WITNESSETH:

WHEREAS, REX and COI entered into that certain Participation Agreement dated July 26, 2011 (hereinafter called “PA”) covering the following described oil and gas lease (hereinafter called “Lease”) to-wit:

OCS-G 22738 effective July 1, 2001, All of Block 75, South Timbalier Area, OCS Leasing Map, Louisiana Map No. 6, limited in depth to those operating rights from one hundred feet (100’) below the stratigraphic equivalent of the base of the “S” Lower Sand” as seen at 17,603’ MD / 15,134’ TVD on the Schlumberger Array Induction Lithodensity Compensated Neutron log of the ST75 Bois d’Arc Energy (now Stone) #3 BP2 (renamed the #C-1 BP2 Well (API No. 17-715-41216-02) down to and including 100’ below the stratigraphic equivalent of the total depth drilled and logged in the ITW or Substitute ITW as defined in that certain Stone Farmout Agreement dated effective September 1, 2011 between Stone Energy Offshore, LLC as Farmor, Republic Exploration LLC as Farmee and Contango Operators, Inc. as Operator.

NOW, THEREFORE, in consideration of the premises and of the mutual benefits to be derived by the parties hereto, it s hereby agreed as follows:

The PA shall be amended by deleting Article 4.3, 4.4 and 4.5 in their entirety and replacing it with new Articles 1.16, 4.3, 4.4 and 4.5 as follows:

1.16    Post Casing Point Payout shall be defined as that point in time when COI has recovered from the proceeds from the sale of oil and gas from the Test Well, after deducting applicable taxes and the Lessor’s royalty, 100% of the actual costs incurred by COI in completing, equipping, producing and operating the Test Well including the costs to complete for initial production of hydrocarbons, including setting production casing, perforating the casing, stimulating the well and conducting production tests, installing, as applicable, caissons, well protectors, platforms, flowlines, pipelines, production facilities and all other equipment and facilities necessary to obtain production of hydrocarbons from the Test Well. Post Casing Point Payout shall not include the costs to drill, test and evaluate the Test Well.

4.3    COI, as Operator, shall notify REX once Post Casing Point Payout has been reached with respect to the Test Well and within fifteen business days of receipt of COI’s Post Casing Point Payout notification, REX may elect to either (a) increase its interest in the Leases, and the Test Well, by an additional undivided 8.33333% of 100%, being 8.33333%, working interest (in addition to its Carried Interest) free and clear of all costs and expenses attributable to the Test Well prior to Post Casing Point Payout, or (b) retain its undivided 10% of 100% Carried Interest.
4.4    In the event the Test Well is drilled and plugged and abandoned as a dry hole REX will not have had the opportunity to make an election pursuant to 4.3 above to increase its interest in the leases by an additional 8.33333% working interest. Therefore, REX shall have the opportunity to participate with 18.33333% working interest on a ground floor basis, pursuant to elections made under the Operating Agreement discussed in Article V below, in any future proposals subsequent to the abandonment operations of the Test Well including but not limited to any additional drilling proposals. In the event the Test Well is successfully drilled and completed REX’s working interest in the Leases and the Test Well will be determined pursuant to its election in 4.3 above whereby REX would own either 8.33333% working interest or 18.33333% working interest.
4.5    In the event a well is proposed subsequent to the Initial Test Well but prior to Post Casing Point Payout, REX shall have the option to participate in said well with 18.33333% working interest pursuant to the terms and conditions of the Operating Agreement discussed in Article V.

THIS AGREEMENT may be executed by signing the original or counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all parties had signed the same instrument.

IN WITNESS WHEREOF, this Amendment is executed before the undersigned proper witnesses on this 21st day of August, 2012.

REPUBLIC EXPLORATION, LLC

___/s/ __ John W. Burke________________
Name:        John W. Burke                                    Title: Executive Vice President
CONTANGO OPERATORS, INC.

__/s/ Sergio Castro________________________
Name: _____Sergio Castro ________ ______
Title:     Vice President